UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): September 7, 2005


                        AMERICAN TECHNOLOGIES GROUP, INC.
                        ---------------------------------
               (Exact name of registrant as specified in charter)

             Nevada                     0-23268                     95-4307525
------------------------------- ------------------------ -----------------------
(State or other jurisdiction of (Commission File Number) (IRS Employer
         incorporation)                                      Identification No.)
------------------------------- ------------------------ -----------------------

                     P.O. Box 90, Monrovia, California 91016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (626) 357-5000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement;
Item 2.01         Completion of Acquisition or Disposition of Assets;
Item 2.03         Creation of a Direct Financial Obligation;
Item 3.02         Unregistered Sales of Equity Securities;
Item 5.01         Changes in Control of Registrant; and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

North Texas Acquisition

      On September 7, 2005, American Technologies Group, Inc. (the "Company"), through its wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), a Delaware corporation, entered into a Share Purchase Agreement (the "Agreement") with the shareholders (the "North Texas Shareholders") of North Texas Steel Company, Inc. ("North Texas"), a Texas corporation. Under the terms of the agreement, Omaha acquired 100% of the common stock of North Texas in exchange for the payment of an aggregate of $11,000,000 (the "Purchase Price"). North Texas, as more fully described below, is engaged in the business of steel fabrication and is based in Fort Worth, Texas. The Company completed the acquisition of North Texas on September 7, 2005. The Purchase Price was paid as follows:

      o     $9,150,000 was paid to the North Texas Shareholders;

      o $1,350,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Pension Plan Joint Account Agreement dated September 7, 2005 (the "Pension Plan Agreement"); and

      o $500,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Indemnity Joint Account Agreement dated September 7, 2005 (the "Indemnity Agreement").

      Each of the North Texas Shareholders, in connection with the acquisition, have entered into standard non-compete/non-solicitation arrangements.

      Pursuant to the Pension Plan Agreement, $1,350,000 (the "Pension Funds") was deposited into an account, to be managed by Omaha and a representative of the North Texas Shareholders. Interest earned on the Pension Funds shall be paid to Omaha. The Pensions funds are to be used to make payments to cover deficiencies within the North Texas Pension Plan (the "Plan"). At any time, Omaha may cause the Plan to be terminated. Upon dissolution, the Pension Funds shall first be distributed to North Texas to cover its obligations set forth in the Plan and, the remaining funds in the Pension Plan shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders. At any time after July 30, 2006, the representative of North Texas, may request that Omaha cause North Texas to terminate the Plan within 60 days. If Omaha causes the Plan to be terminated within 60 days, the Pension Funds shall first be distributed to North Texas to cover its obligations set forth in the Plan and the remaining funds in the Pension Plan shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders. If Omaha does not cause the Plan to be terminated within 60 days, the Pension Funds shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders.

      Pursuant to the Indemnity Agreement, $500,000 (the "Indemnity Funds") was deposited into an account to be managed by Omaha and a representative of the North Texas Shareholders. Interest earned on the Pension Funds shall be paid to Omaha. The Indemnity Funds shall be disbursed to Omaha or any other indemnified party upon the final determination of any covered claim payable. On the following dates the funds shall be distributed to the North Texas Shareholders as follows:

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

      o On January 30, 2007, all Indemnity Funds in excess of $300,000 shall be disbursed to the North Texas Shareholders;

      o On July 30, 2007, all Indemnity Funds in excess of $200,000 shall be disbursed to the North Texas Shareholders;

      o On July 30, 2008, all Indemnity Funds in excess of $100,000 shall be disbursed to the North Texas Shareholders; and

      o On July 30, 2009, all Indemnity Funds remaining shall be disbursed to the North Texas Shareholders.

Financings

Laurus Financings

      Concurrently with the closing of the acquisition of North Texas, the Company entered into agreements with Laurus Master Funds, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

      o A secured convertible minimum borrowing note with a principal amount of $3,000,000;

      o     A secured revolving note with a principal amount not to exceed
            $7,000,000;

      o A secured convertible term note A with a principal amount of $3,000,000;

      o A secured convertible term note B with a principal amount of $2,000,000;

      o A common stock purchase warrant to purchase 859,534,884 shares of common stock of the Company, at a purchase price of $.0033 per share, exercisable until September 6, 2012; and

      o An option to purchase 3,102,000,000 shares of common stock of the Company, at a purchase price of $.00001 per share.

      Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock, and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Company is permitted to borrow an amount based upon its eligible accounts receivable, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company's obligations under all notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Omaha and North Texas. The minimum borrowing notes, the secured revolving notes and the secured convertible term note A mature on September 6, 2008. Annual interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 8.25%, subject to certain downward adjustments resulting from certain increases in the market price of the Company's common stock. Interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is payable monthly in arrears on the first day of each month, commencing on October 1, 2005.

      The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on September 7, 2008. The

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

secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the secured convertible minimum borrowing note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.00111, subject to adjustment as described below.

      The principal amount of the secured convertible term note A is repayable at the rate of $50,000 per month together with accrued but unpaid interest, commencing on January 1, 2006, which such principal payment increases to $98,275 on April 1, 2006. The monthly amounts shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the prepayment date (the "Laurus Trading Volume Limit"). In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note A may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the secured convertible term note A, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.0033, subject to adjustment as described below.

      The principal amount of the secured convertible term note B is repayable in full on March 6, 2007. Interest on the secured convertible term note B accrues at the rate of 12% during the first year outstanding and 18% thereafter until maturity. On the maturity date, all principal and interest shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the Laurus Trading Volume Limit. In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note B may be redeemed by the Company in cash by paying the holder 100% of the principal amount, plus accrued interest. The holder of the secured convertible term note B may require the Company to convert all or a portion of the secured convertible term note B, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.00111.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company which such restriction shall automatically become null and void following notice to the Company upon occurrence of an event of default under the agreements with Laurus or upon 75 days prior notice to the Company.

      The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by October 21, 2005, or declared effective by January 7, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

      The Company may prepay the notes held by Laurus. In addition, the Company has granted Laurus a security interest in substantially all of the Company's assets and its subsidiaries' assets. Further, Laurus has a first lien on North Texas' property located at 412 West Bolt Street, Fort Worth Texas and 4410 Marsalis Street, Forth Worth, Texas and Laurus has obtained a first lien on real property owned by Patricia and Charles Matteson located at 160 Rose Hill Road, Southport, Connecticut in connection with the secured convertible term note B.

      The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.75% of the total maximum funds borrowed under the Company's agreements with Laurus.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, the Company entered into Security Agreements (the "Security Agreements") with GSSF Master Fund, L.P. ("GSSF") and Gryphon Master Fund L.P. ("GMF") for the sale of an aggregate of (i) $500,000 in convertible term notes (the "Gryphon Term Notes"), (ii) common stock purchase warrants to purchase 1,799,964,264 shares of common stock of the Company (the "Gryphon Warrants") and (iii) options to purchase 280,500,000 shares of common stock of the Company (the "Gryphon Options"). GSSF and GMF are hereinafter collectively referred to as "Gryphon". The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      Each of the securities issued to GSSF and GMF are convertible into shares of Series E Preferred Stock until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series E Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Gryphon Notes bear interest at 12%, mature one year from the date of issuance, and are convertible into the Company's common stock, at Gryphon's option, at a conversion price of $.00111. Based on this conversion price, the Gryphon Notes in the amount of $500,000 excluding interest, are convertible, upon the Company increasing its authorized shares of common stock, into 450,450,450 shares of the Company's common stock. On the maturity date of the Gryphon Notes, the Gryphon Notes shall automatically convert into shares of common stock in the event that the average market price for the five days preceding the maturity date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the maturity date (the "Trading Volume Limit"). In the event that the conversion exceeds the Trading Volume Limit, then Gryphon will only be required to convert the portion of the Gryphon Notes up to the Trading Volume Limit and the Company will be required to pay off the remaining balance.

      The Company may prepay the Gryphon Notes. In addition, the Company has granted Gryphon a security interest in substantially all of the Company's assets as well as registration rights. Gryphon's rights to any security interest are subordinated to that of Laurus Master Fund, Ltd.

      The Gryphon Warrants are exercisable from the date of issuance through February 28, 2007 at an exercise price of $0.00111 per share. The Gryphon Options are exercisable at an exercise price of $.00001 per share.

      Gryphon has contractually agreed to restrict their ability to convert or exercise the Gryphon Notes, the Gryphon Warrants and Gryphon Options and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

      As of the date hereof, the Company is obligated on $500,000 in face amount of Gryphon Notes issued to Gryphon. The Gryphon Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

      The Gryphon Notes, the Gryphon Warrants and Gryphon Options were offered and sold to Gryphon in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. GSSF and GMF are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Nite Capital Financing

      On September 7, 2005, Nite Capital LP ("Nite") purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each shares of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that the Company has increased its authorized shares of common stock to 15,000,000,000. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

      The shares of Series E Preferred Stock were offered and sold to Nite in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.

      Nite is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Existing Debt Conversions

      In connection with the closing of the North Texas acquisition, Keshet Fund, L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investment Ltd. (collectively, the "Existing Debt Holders"), converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,014,736 shares of common stock of the Company. Further, Dr. Gary Fromm agreed to forgive debt owed to him by the Company in the amount of $1,162,732 in consideration of the Company issuing 144,222,356 shares of common stock and the Existing Debt Holders transferring 210,396,190 shares of common stock of the Company to Dr. Fromm.

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

      The shares of common stock issued to the Existing Debt Holders and Dr. Fromm were issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Existing Debt Holders and Dr. Fromm are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Fromm Consulting Agreement

      On September 6, 2005, the Company entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

Luther Consulting Agreement

      In connection with the closing of the acquisition of North Texas, the Company entered into a consulting agreement with Luther Capital Management, Inc. ("Luther Capital") Pursuant to the consulting agreement, in consideration for providing valuable services to the Company in connection with the acquisition of North Texas, the Company has agreed to issue Luther Capital and its designees, an aggregate of 1,268,245,476 shares (the "Luther Shares") of common stock of the Company. The issuance of the Luther Shares are subject to the Company filing an amendment to its certificate of incorporation increasing its authorized shares of common stock. In addition to other designations, Luther Capital transferred 143,788,528 shares of common stock to Dr. Fromm.

      The shares of common stock to be issued and sold to Luther Capital are to be issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Luther Capital is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Description of Business of North Texas

Overview

      North Texas is an AISC (American Institute of Steel Construction) Certified structural steel fabrication company based in Fort Worth, Texas. North Texas is certified by AISC to have the personnel, organization, experience, capability and commitment meeting the requirements of Conventional Steel Building Structures, Complex Steel Building Structures, Simple Steel Bridges and Major Steel Bridges categories as set forth in the AISC Certification Program. North Texas provides fabrication and detailing of structural steel components for commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges. Customers are general construction contractors who are building projects for owners, developers and government agencies.

      The trade of steel fabrication is closely connected with both construction and industrial trades in the pre-fabricating of frames, plates, girders and chutes to be used later in the assembly or erection process. The work is conducted primarily indoors, in small fabricating shops or large factories. A structural steel fabricator works from drawings and sketches to perform the following functions to both ferrous and non-ferrous metals:

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      o     Lay out steel for cutting

      o     Burn the metal

      o Saw, cut, shear and punch holes in metal using drills and other power tools o Shape, form and straighten metal with the use of heat and flame

      o     Fit and ream metal to specifications o Rivet, bolt and grind metal

      o     Weld, with both electric arc and oxyacetylene welding equipment

      o     Prepare, prime and paint structural pieces and plates of steel.

      North Texas' customers are general contractors who build large commercial buildings and other structures requiring precision-engineered components. Projects developed by North Texas include commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges.

      Past North Texas projects include The American Airlines Center, DFW Airport Expansion, Dallas Convention Center Expansion, the sky boxes (suites) in the Texas Stadium, the bridges over the 1-35/1-20 Interchange in Fort Worth, Texas and the People Mover at DFW Airport. Current projects in 2004 and 2005 include The BNSF Railway Bridge, Radio Shack Corporate Headquarters, Pilgrim's Pride Headquarters and Neiman Marcus-San Antonio.

      North Texas sells to large general contractors. The North Texas customer list includes most of the leading contractors in northern Texas such as Austin Commercial, Inc., Thomas S. Byrne, Inc and Hensel Phe1ps. North Texas also works closely over the years with engineering firms such as Carter Burgess, Inc., HKS, Inc. and Freese & Nichols.

      North Texas considers its current general market area to be Texas and the four contiguous states of New Mexico, Oklahoma, Arkansas and Louisiana. North Texas' focus has generally focused on the Fort Worth area, due to the positive dynamics of the Dallas-Fort Worth metropolitan area and North Texas' very close relationships with the leading contractors in the area, the Company's focus is naturally is in its own backyard.

      North Texas owns 17.8 acres of land in an industrial area that is transitioning to retail and residential.

History of North Texas

      North Texas was originally founded in 1923 as North Texas Iron and Steel. The operation had hand-operated cranes, a gasoline engine powered circular hoist and a monorail through the storage area. After several profitable years, the business closed in 1943 and was liquidated. It reopened about a year later as North Texas Steel Company at its present site on Bolt Street in Fort Worth. In 1965, North Texas acquired Worth Steel Company at 4410 Marsalis Street in Fort Worth. Worth Steel was operated as a separate entity for several years and was later merged into North Texas.

Operations/Processes

      North Texas pursues potential customer projects on both a bid and negotiated basis. In either case, North Texas is invited by the general contractor for the project to present its proposal. North Texas' management believes that it is reputation for fabricating complex structures and delivering projects on time is the key to being a contender for new projects in its market area.

      The production capacity of North Texas depends on the complexity and mix of projects coming through the plant. Generally speaking, North Texas can produce approximately 12,000 tons of production output per year. Typically, projects of 1,000 tons or less are completed within 12 months whereas larger, more complex projects may take considerably longer. Pricing is typically "lump sum, firm" and includes transportation to the job site and erection, which is performed by an erection subcontractor.

Industry and Market

      The structural steel fabrication industry is made up of many well-established, often family run, businesses whose practice is to concentrate on specialized segments of the industry, i.e. commercial, industrial, bridges, etc. While some of the companies do business throughout the United States, and a few export, the most common market approach is to focus on a geographical area of about 500 miles radius of their plant facility. Production capacity and certifications play an all-important role in the size and nature of projects that are pursued by a fabricator. The health of the general economy, the level of commercial building activity and the general economic growth of the region drive demand for structural steel components.

      North Texas is currently in the process of obtaining a license in Arizona and management feels that the western states hold opportunities for expansion, as does the export market. While North Texas does not currently pursue the industrial market, this segment represents another avenue for growth.

Employees

      Currently, there are 95 full-time employees of which 24 are salaried, 5 hourly draftsmen and 66 hourly shop personnel. North Texas' employees are not represented by a union.

Employment has ranged from 85 to 115 during the past decade. Organization charts in the Exhibits Section show the reporting structure. The key managerial people and their ages, length of services with North Texas, industry experience and education is shown below. The structure below is set forth on a post-closing basis. Further information is provided on several individuals.

Purchasing/Gross Profit Margin

      Procurement of materials and outside services is an integral component of our business as structural steel fabricator as:

      o     raw materials represent approximately 25% of sales

      o miscellaneous materials (stairwell, handrails, etc) account for about 9-10% of sales

      o     erection, using sub-contract erectors, represents about 20-25% and

      o     sub-contract detailing represents about 4-5% of sales.

      Along with freight costs and miscellaneous job expenses, cost of sales - materials represents approximately 60-65% of sales.

      Direct structural production labor, along with payroll taxes, health and workers compensation insurance, represents about 7% of sales; direct engineering production labor represents about 3% of sales. Allocated indirect production costs account for about 15% of sales. The total for cost of sales (direct and indirect costs) ranges from 87% to 89% of sales resulting in a gross profit range of 11% to 13%.

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

Competition

      North Texas competes with a number of structural steel fabricators in its market. Notable among these are the following:

Company                          Location               Specialty
-------                          --------               ---------
W & W Steel Company              Oklahoma City, OK      Buildings

AFCO Steel (owned by
  W & W)                         Little Rock, AR        Bridges, buildings

Central Texas Iron Works
  (part of Herrick Corp)         Waco, TX               Industrial

Hirschfeld Steel Company         San Angelo, TX         Bridges, buildings,
                                                        Industrial

Cives  Steel Company             Roswell, GA            Buildings, industrial

Facilities

      North Texas' two facility locations encompass 169,000 square feet of plant and office space on 17.8 acres in Fort Worth, Texas. All real estate is owned by North Texas.

      The two locations are

      412 West Bolt Street -     Land area: 6.35 acres
                                 Office Bldg.: 5,121 sq. ft.
                                 Shop Bldg.: 114,342 sq. ft.

      4410 Marsalis Street -     Land area: 11.45 acres
                                 Office Bldg.: 4,375 sq. ft.
                                 Shop Bldg.: 45,270 sq. ft.

Legal Proceedings

      We are a defendant from time to time in actions for product liability and other matters arising out of our ordinary business operations. We believe that these actions will not have a material adverse effect on our consolidated financial position or results of operations.

Employment/Consulting Agreements

      The Company entered a consulting agreement with our Chief Executive Officer, Dr. Gary Fromm. The terms of the Dr. Fromm's consulting agreement are described above.

      On September 7, 2005, William N. Plamondon was appointed as a member of the Company's Board of Directors and as Assistant Secretary.

      William N. Plamondon, III, 57, serves as President and CEO of R.I. Heller & Co., LLC, a management consulting firm he founded in 1998. Mr. Plamondon is CEO of Protein Polymer Technologies, a public biotechnology research and development company, and has also served on their board since April 2005. Mr. Plamondon attended Seton Hall University

      Mr. Plamondon was on the Board of Directors of ANC Rental Corporation since June 2000 and, from October 2001 to October 2002, he served as its Chief Restructuring Officer. In October 2002, Mr. Plamondon assumed the roles of Chief Executive Officer and President taking the company through a bankruptcy resulting in a ss.363 sale. While with R.I. Heller, in December 2000, Mr. Plamondon became a senior advisor to E&Y Capital Advisors LLC. Prior to founding R.I. Heller, Mr. Plamondon served as President and Chief Executive Officer of First Merchants Acceptance Corporation, a nationwide financing company, from April 1997 until April 1998, and served as a director of First Merchants from March 1995 until April 1998. Mr. Plamondon was with Budget Rent-A-Car Corporation from 1978 until 1997. For the last five years at Budget he held the position of President and CEO.

William N. Plamondon was on the Board of Directors of First Merchants Acceptance Corporation in April of 1997. The Board fired the CEO and asked Mr. Plamondon to step in first as co-CEO and then as CEO in May of 1997. The company filed for bankruptcy in July of 1997. Mr. Plamondon restructured the company and sold it through a ss.363 sale.

         The following are the officers of North Texas:

Name                    Age         Title
----                    ---         -----

Barry    Ennis          58          Chief Executive Officer of North Texas

      Barry Ennis, age 58, has served as the Executive Vice President/General Maneger of North Texas since 1993. Mr. Ennis was appointed as the Chief Executive Officer of North Texas in September 2005.

Director Compensation

      As of the date hereof, the Company has not established a policy with respect to the compensation of members of the board of directors.

Risk Factors

We face intense competition from local, national and multinational manufacturers, which could materially and adversely affect our business initiatives.

      North Texas' steel fabrication product lines face competition in its main market of northern Texas as well as in the markets it intends to expand into. The steel fabrication markets in North America are highly competitive and require substantial capital outlays. We compete within these markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Outside of northern Texas, certain competitors enjoy competitive advantages inherent to operating in their home territories.

      Our outlook depends on a forecast of our share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to successfully win bids, leading to severe downward pressure on fees for steel fabrication. The environment also remains very competitive from a pricing standpoint. Additional price discounting of steel fabrication contracts would result in lower than anticipated price realization.

Our sales growth is tied to global economic conditions and changes in interest rates could affect our projected revenue.

      We are exposed to market risk from changes in interest rates. A local, national and worldwide economic recovery is now underway. If interest rates rise significantly, this recovery could be less robust than assumed, likely weakening steel fabrication sales. In general, higher than expected interest rates, reductions in government spending, higher taxes and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand.

We rely heavily on commodities in our steel fabrication and price fluctuations can have a material and adverse effect on our operations.

      We are exposed to fluctuations in market prices for commodities, especially steel. Due to increasing global demand for steel, coupled with steel supply constraints, the cost of steel has recently increased. At this time, we are unable to predict the potential impact of rising steel costs on the cost of our products. In addition, at this time, we are unable to predict its ability, if any, to increase our bids on projects to cover such costs. We have established arrangements to manage the negotiations of commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices. Our business is subject to environmental regulations, with which the failure to comply could result in substantial penalties. We are regulated by federal, state, and international environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could hurt our financial standing as well. There Are a Large Number of Shares Underlying Our Convertible Notes, Options and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

      As of September 12, 2005, we had approximately 809,013,796 shares of common stock issued and outstanding and we have obligations pursuant to convertible notes, options, warrants and other arrangements which could require the issuance of approximately 14,000,000,000 additional shares of common stock to Laurus, GSSF, GMF and others. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants and options, have been granted registration rights. Upon registration such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Preferred Stock and Exercise of Outstanding Warrants and Options Held by Laurus, GSSF, GMF and Nite May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the convertible notes and shares of preferred stock and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus, GSSF, GMF and Nite may not convert their convertible notes or preferred stock and/or exercise their warrants or options if such conversion or exercise would cause them to beneficially owning more than 4.99% of our outstanding common stock, this restriction does not prevent Laurus, GSSF, GMF and Nite from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the Laurus, GSSF, GMF and Nite could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      In September 2005, we entered into various agreements with Laurus GSSF and GMF for the sale of up to $12,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with interest, on a monthly basis over a two-year period, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 120%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, Laurus, GSSF and GMF Could Take Possession of all Our and Our Subsidiaries' Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property and Real Property.

      In connection with the security agreement we entered into in September 2005, we executed a stock pledge agreement in favor of Laurus, GSSF and GMF granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with Laurus, GSSF and GMF, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                            Description of Securities

      Our authorized capital consists of 1,000,000,000 shares of common stock, par value $.001 per share and 50,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof, the Company had 809,013,796 shares of common stock outstanding. With respect to the preferred stock, 10,000,000 shares of Series A, 500,000 shares of Series B, 2,000 shares of Series C, 900,000 shares of Series D, 25,000 shares of Series E and 900,000 shares of Series F are authorized and designated of which 378,061 shares of Series A and 1,500 shares of Series E preferred stock are issued and outstanding.

      Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

      Our Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of our Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of our common stock.

                  Changes in and Disagreements with Accountants

      Pursuant to a resignation letter dated May 23, 2005, Corbin & Company, LLP (the "Former Accountant") resigned as the auditors for the Company. The resignation letter was received by the Company on May 31, 2005. On June 6, 2005, the Company engaged De Joya Griffith & Company, LLC (the "New Accountant"), as its independent certified public accountant. The Company's decision to engage the New Accountant was approved by its Board of Directors on June 6, 2005.

      The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and all subsequent interim periods, except that the Former Accountant's opinion in its report on the Company's financial statements expressed substantial doubt with respect to the Company's ability to continue as a going concern for the last two fiscal years.

      During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

      During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

      The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

      The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter was attached as Exhibit
16.1 to this Form 8-K filed with the Securities and Exchange Commission on June 10, 2005.

                 Certain Relationships and Related Transactions

      Dr. Gary Fromm entered into the following transaction with the Company or parties related to the Company:

      o In connection with the closing of the North Texas acquisition, the Existing Debt Holders, converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,014,736 shares of common stock of the Company. Further, Dr. Gary Fromm agreed to forgive debt owed to him by the Company in the amount of $1,162,732 in consideration of the Company issuing 144,222,356 shares of common stock and the Existing Debt Holders transferring 210,396,190 shares of common stock of the Company to Dr. Fromm.

      o On September 6, 2005, the Company entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

      o In connection with the closing of the acquisition of North Texas, the Company entered into a consulting agreement with Luther Capital. Pursuant to the consulting agreement, in consideration for providing valuable services to the Company in connection with the acquisition of North Texas, the Company has agreed to issue Luther Capital and its designees the Luther Shares. The issuance of the Luther Shares are subject to the Company filing an amendment to its certificate of incorporation increasing its authorized shares of common stock. In addition to other designations, Luther Capital transferred 143,788,528 shares of common stock to Dr. Fromm.

                    Indemnification of Directors and Officers

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 9.01         Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

      Audited Financial Statement for the year ended June 30, 2005 and 2004 for North Texas Steel Company, Inc. are attached hereto (b) Pro forma financial information.

      Pro Forma financial statements

It is management's belief that the accompanying unaudited pro forma condensed consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the recapitalization of the Company. The adjustments are set forth in the Pro Forma Adjustments column and further described in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations of the results that would have occurred had the transaction actually been completed on the dates indicated above. The transaction will be recorded on the Company's consolidated financial statements as of the actual date of sale and such results may vary from the pro forma condensed consolidated financial information presented

(c)   Exhibits

Item 9.01   Financial Statements and Exhibits

Exhibit No. Description

      4.1 Security Agreement dated as of September 7, 2005 (the "Security Agreement"), by and among Laurus Master Fund, Ltd. ("Laurus"), American Technologies Group, Inc. (the "Company"), North Texas Steel Company, Inc. ("North Texas") and Omaha Holdings Corp. ("Omaha"), together with the Company, the "Companies")

      4.2 Secured Revolving Note dated as of September 7, 2005 made by the Companies in favor of Laurus in the original principal amount of $7,000,000

      4.3 Secured Convertible Minimum Borrowing Note dated September 7, 2005 made by Companies in favor of Laurus

      4.4 Secured Convertible Term Note A dated as of September 7, 2005 made by Companies in favor of Laurus in the aggregate original principal amount of $3,000,000

      4.5 Secured Convertible Term Note B dated as of September 7, 2005 made by Companies in favor of Laurus in the aggregate original principal amount of $2,000,000

      4.6 Registration Rights Agreement dated as of September 7, 2005 by and between the Company and Laurus

      4.7 Warrant dated as of September 7, 2005 made to purchase 859,534,884 shares of the Company's common stock in favor of Laurus

      4.8 Option dated September 7, 2005 by and between the Company and Laurus to purchase up to 3,102,000 shares of common stock

      4.9 Stock Pledge Agreement dated September 7, 2005 by and between the Company and Laurus

      4.10 Intellectual Property Security Agreement dated September 7, 2005 among the Companies and Laurus

      4.11  Intentionally left blank.

      4.12 Funds Escrow Agreement dated September 7, 2005 by and among Companies, Laurus and Loeb & Loeb LLP

      4.13 Side letter agreement dated September 7, 2005 by and among the Companies and Laurus

      4.14 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company

      4.15 Security Agreement dated as of September 7, 2005 by and among Gryphon Master Fund L.P. ("GMF") and the Companies

      4.16 Secured Convertible Term Note dated as of September 7, 2005 made by Companies in favor of GMF

      4.17 Registration Rights Agreement dated as of September 7, 2005 by and between the Company and GMF

      4.18  Warrant dated as of September 7, 2005 made in favor of GMF

      4.19  Option dated September 7, 2005 made in favor GMF

      4.20 Side letter agreement dated as of September 7, 2005 by and among the Companies and GMF

      4.21 Security Agreement dated as of September 7, 2005 by and among Gryphon Master Fund L.P. ("GSSF") and the Companies

      4.22 Secured Convertible Term Note dated as of September 7, 2005 made by Companies in favor of GSSF

      4.23 Registration Rights Agreement dated as of September 7, 2005 by and between the Company and GSSF

      4.24  Warrants dated as of September 7, 2005 made in favor of GSSF

      4.25  Options dated September 7, 2005 made in favor GSSF

      4.26 Side letter agreement dated as of September 7, 2005 by and among the Companies and GSSF

      4.27 Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of the Company (the "Series F Certificate")

      4.28 Subscription Agreement dated of the date hereof by an between the Company and Nite

      4.29 Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the Company (the "Series E Certificate")

      10.1 Subscription and Representation Agreement as of September 7, 2005 by and among the Company and Omaha

      10.2 Securities Purchase Agreement as of September 7, 2005 by and among Omaha and the shareholders of North Texas

      10.3 Pension Plan Joint Account Agreement dated as of September 7, 2005 by and between Omaha and the shareholders of North Texas

      10.4 Indemnity Joint Account Agreement dated as of September 7, 2005 by and between Omaha and the shareholders of North Texas

      10.5 Consulting Agreement entered by and between the Company and Dr. Gary Fromm


      10.6 Consulting Agreement entered by and between the Company and Luther Capital Management, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN TECHNOLOGIES GROUP, INC.



Date:  September 13, 2005              /s/ Dr. Gary Fromm
                                       ------------------
                                       Dr. Gary Fromm,
                                       Chief Executive Officer

                                NORTH TEXAS STEEL
                                  COMPANY, INC.

                                FINANCIAL REPORT

                                  JUNE 30, 2005

                                 C O N T E N T S

                                                                         Page

INDEPENDENT AUDITOR'S REPORT................................................1

FINANCIAL STATEMENTS

     Balance Sheets.........................................................2

     Statements of Income...................................................3

     Statements of Stockholders' Equity.....................................4

     Statements of Cash Flows...............................................5

     Notes to Financial Statements..........................................7

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
North Texas Steel Company, Inc.
Fort Worth, Texas

We have audited the accompanying balance sheets of North Texas Steel Company, Inc. as of June 30, 2005 and 2004, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Texas Steel Company, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
August 15, 2005

4384

                         NORTH TEXAS STEEL COMPANY, INC.
                                 BALANCE SHEETS
                             JUNE 30, 2005 AND 2004

                                                                   2005             2004
                                                               -----------      -----------
                                     ASSETS

CURRENT ASSETS
         Cash and cash equivalents                             $ 5,199,467        5,290,446
         Accounts receivable, less allowance for doubtful
               accounts of $2,292 in 2005 and 2004               5,325,685        3,365,629
         Inventory                                               1,442,230        1,475,404
         Cost and estimated earnings
               in excess of billings                               133,132          120,916
         Prepaid expenses                                          206,140          305,062
         Income tax receivable                                      24,444
         Deferred tax assets                                        83,324          116,038
                                                               -----------      -----------

                     Total current assets                       12,414,422       10,673,495

INVESTMENTS
         Cash surrender value of officers' life insurance          101,413           98,778

PROPERTY AND EQUIPMENT, at cost
         Land                                                      148,678          148,678
         Transportation equipment                                  617,668          608,188
         Office furniture and equipment                            574,832          574,308
         Buildings and improvements                              1,344,812        1,344,812
         Machinery and equipment                                 2,910,409        2,878,821
                                                               -----------      -----------

                                                                 5,596,399        5,554,807
         Less accumulated depreciation                           4,681,313        4,590,819
                                                               -----------      -----------

                                                                   915,086          963,988
OTHER ASSETS
         Prepaid pension cost                                    1,325,635        1,356,277
                                                               -----------      -----------

TOTAL ASSETS                                                   $14,756,556      $13,092,538
                                                               ===========      ===========

  The Notes to Financial Statements are an integral part of these statements.

                                                                  2005             2004
                                                              -----------      -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
          Accounts payable                                    $ 3,088,416        1,442,814
          Accrued liabilities                                     391,015          415,736
          Income tax payable                                           --           15,003
           Billings in excess of costs
                and estimated earnings                          1,331,252        1,532,273
                                                              -----------      -----------

                      Total current liabilities                 4,810,683        3,405,826

DEFERRED INCOME TAX                                               484,857          480,789

STOCKHOLDERS' EQUITY

          Common stock, par value $100,
                3,000 shares authorized and issued                300,000          300,000
          Retained earnings                                     9,334,379        9,079,286
                                                              -----------      -----------

                                                                9,634,379        9,379,286
          Less cost of common stock
                reacquired for the Treasury - 327 shares          173,363          173,363
                                                              -----------      -----------

                                                                9,461,016        9,205,923
                                                              -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $14,756,556      $13,092,538
                                                              ===========      ===========

  The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                              STATEMENTS OF INCOME
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                                      2005             2004
                                                  ------------     ------------

Net sales                                         $ 29,185,489     $ 16,590,695

Cost of sales                                       26,597,464       14,716,639
                                                  ------------     ------------

               Gross profit                          2,588,025        1,874,056

Selling, general and administrative expenses         2,209,245        1,941,723
                                                  ------------     ------------

               Operating income (loss)                 378,780          (67,667)

OTHER INCOME (EXPENSE)
         Interest income                                89,717           61,394
         Other                                          58,256           50,217
                                                  ------------     ------------

               Income before income taxes              526,753           43,944

Provision for income taxes                             191,470           13,984
                                                  ------------     ------------

               Net income                         $    335,283     $     29,960
                                                  ============     ============

  The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 2005 AND 2004

                              Common           Retained         Treasury
                               Stock           Earnings           Stock             Total
                            -----------      -----------       -----------       -----------
BALANCE, JUNE 30, 2003      $   300,000      $ 9,049,326       ($  173,363)      $ 9,175,963

         Net income                  --           29,960                --            29,960
                            -----------      -----------       -----------       -----------

BALANCE, JUNE 30, 2004          300,000        9,079,286          (173,363)        9,205,923

         Dividends                   --          (80,190)               --           (80,190)

         Net income                  --          335,283                --           335,283
                            -----------      -----------       -----------       -----------

BALANCE, JUNE 30, 2005      $   300,000      $ 9,334,379       ($  173,363)      $ 9,461,016
                            ===========      ===========       ===========       ===========

  The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                                                           2005                2004
                                                                        ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
         Cash received from customers                                   $ 27,070,452       $ 17,465,128
         Cash paid to suppliers and employees                            (26,817,976)       (17,880,179)
         Interest received                                                    89,717             61,395
         Income tax paid                                                    (200,000)           (60,000)
                                                                        ------------       ------------

               Net cash provided by (used in) operating activities           142,193           (413,656)

CASH FLOWS FROM INVESTING ACTIVITIES

         Purchase of property and equipment                                 (152,982)           (30,537)
                                                                        ------------       ------------

               Net cash used in investing activities                        (152,982)           (30,537)

CASH FLOWS FROM FINANCING ACTIVITIES
         Payment of dividends                                                (80,190)                --
                                                                        ------------       ------------

               Net cash used in financing activities                         (80,190)                --
                                                                        ------------       ------------

               Net decrease in cash                                          (90,979)          (444,193)

CASH AND CASH EQUIVALENTS,
         beginning of year                                                 5,290,446          5,734,639
                                                                        ------------       ------------

CASH AND CASH EQUIVALENTS,
         end of year                                                    $  5,199,467       $  5,290,446
                                                                        ============       ============

  The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                                                   2005              2004
                                                                -----------       -----------
RECONCILIATION OF NET INCOME TO NET
         CASH PROVIDED BY OPERATING ACTIVITIES

         Net income                                             $   335,283       $    29,960

         Adjustments to reconcile net income to net cash provided by (used in) operating activities

               Depreciation and amortization                        201,884           243,293
               Deferred income taxes                                 36,781          (111,333)
               Changes in assets and liabilities:
                     Accounts receivable                         (1,960,056)      $   744,542
                     Inventory                                       33,174          (673,111)
                     Costs and estimated earnings
                           in excess of billings                    (12,216)          139,580
                     Prepaid expenses                                98,922           (15,364)
                     Investments                                     (2,635)           (7,686)
                     Prepaid pension costs                           30,642           314,449
                     Accounts payable and accrued expenses        1,620,882        (1,083,397)
                     Billings in excess of costs
                           and estimated earnings                  (201,021)          (76,876)
                     Income taxes payable/receivable                (39,447)           82,287
                                                                -----------       -----------

                           Net cash provided by (used in)
                                 operating activities           $   142,193       ($  413,656)
                                                                ===========       ===========

  The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies relative to the carrying value of property and equipment are indicated in the caption on the balance sheets. Other significant accounting policies are as follows:

     Nature of Business

         The Company fabricates structural steel from two locations in Fort Worth, Texas. The company contracts with and grants credit to customers in the southwest.

     Recognition of Income on Long-term Construction Contracts

         For financial reporting purposes, the Company uses the percentage of completion method of reporting profits on major construction contracts. Under this method, revenues are recognized based on the percentage of costs incurred to date to estimated total cost for each contract. Revisions in estimated contract profits are made in the year in which circumstances requiring the revisions become known. These estimates are subject to change in the near-term and could significantly impact the financial statements. Provision for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred.

         On contracts where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and estimated earnings, the excess is treated as a current liability. Amounts for construction contracts in progress at June 30 were:

                                                             2005               2004
                                                         ------------       ------------
            Costs incurred on uncompleted contracts      $ 24,685,611       $ 27,358,701
            Estimated earnings                              1,054,037          4,180,710
                                                         ------------       ------------

                                                           25,739,648         31,539,411
            Less billings applicable thereto              (26,937,768)       (32,950,768)
                                                         ------------       ------------

                                                         ($ 1,198,120)      ($ 1,411,357)
                                                         ============       ============

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Recognition of Income on Long-term Construction Contracts - continued

         These amounts are reflected in the accompanying balance sheets as follows:

                                                                     2005              2004
                                                                 -----------       -----------
            Costs and estimated earnings on
                uncompleted contracts in excess of billings      $   133,132       $   120,916

            Billings on uncompleted contracts in
                excess of costs and estimated earnings            (1,331,252)       (1,532,273)
                                                                 -----------       -----------

                                                                 ($1,198,120)      ($1,411,357)
                                                                 ===========       ===========

     Inventory

         Inventory, consisting of raw materials not yet included in contracts in process, is valued at the lower of cost or market on average cost basis.

     Income Taxes

         The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Depreciation

         Depreciation  is  computed   principally  by  the   straight-line   and
         accelerated methods at rates based on estimated useful lives as follows:

              Transportation equipment                             3 -  6 years
              Office furniture and equipment                       5 - 10 years
              Buildings and improvements                           5 - 40 years
              Machinery and equipment                              3 - 12 years

     Cash Flows Presentation

         For purposes of the statement of cash flows, time deposits that mature in three months or less are considered cash and cash equivalents.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.   CONTRACT RECEIVABLES

     At June 30, trade accounts receivable consist of the following:

                                                         2005           2004
                                                      ----------     ----------

            Currently receivable on contracts         $3,891,756     $2,673,311
            Retainage on uncompleted contracts         1,436,221        694,610
                                                      ----------     ----------

                                                       5,327,977      3,367,921
            Less allowance for doubtful accounts           2,292          2,292
                                                      ----------     ----------

                                                      $5,325,685     $3,365,629
                                                      ==========     ==========

NOTE 3.   BACKLOG

     The following reflects a reconciliation of backlog representing signed contracts in existence at June 30, 2005:

            Balance at beginning of period                         $  7,923,779
            New contracts and change orders                          32,646,058
                                                                   ------------

                                                                     40,569,837
            Less contract revenues earned                           (29,185,489)
                                                                   ------------

            Balance at end of period                               $ 11,384,348
                                                                   ============

NOTE 4.   PROFIT SHARING PLAN

     The Company has a trusteed profit sharing and savings plan covering substantially all employees. The Company's contribution to the plan is determined annually by the Board of Directors. The Company has made no contributions to the plan for the years ended June 30, 2005 and 2004, respectively.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5.   PENSION PLAN

     The Company sponsors a noncontributory defined benefit pension plan which covers substantially all employees. The benefits are based on years of service and the employee's compensation averaged over the last five years of employment.

     The funding policy is to contribute annually to the plan an amount at least equal to the minimum required contribution for a qualified retirement plan but not in excess of the maximum tax deductible contribution.

     The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at June 30, 2005 and 2004.

                                                                           2005              2004
                                                                       -----------       -----------
            Fair value of plan assets                                  $ 3,532,545       $ 3,540,818
            Benefit obligation                                           3,349,181         4,384,152
                                                                       -----------       -----------

            Funded status                                              $   183,364       ($  843,334)
                                                                       ===========       ===========

            Prepaid benefit cost recognized
                 in the balance sheets                                 $ 1,325,635       $ 1,356,277
                                                                       ===========       ===========

            Weighted-average discount rate                                    7.50%             7.50%

            Weighted-average long-term rate of
                 return on plan assets                                        7.50%             7.50%

            Rate of future compensation levels                                4.00%             4.50%

            Net  periodic  pension  cost  (included  in  selling,
                 general, and administrative expenses)                 $   280,642       $   314,449
                                                                       ===========       ===========

            Employer contribution                                      $   250,000       $        --
                                                                       ===========       ===========

            Plan participants' contribution                            $        --       $        --
                                                                       ===========       ===========

            Benefits paid                                              $   388,468       $   334,314
                                                                       ===========       ===========

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5.   PENSION PLAN - continued

     The Company pension plan weighted-average asset allocations at June 30, by asset category are as follows:

                                                           2005        2004
                                                           ----        ----
            Asset Category

                Equity securities                             4%         60%
                Debt securities                              65%         10%
                Real estate                                   0%          0%
                other                                        31%         30%

     The Company's investment policy is to invest conservatively and maintain investments to cover the obligations under the frozen plan. Periodically management reviews the investments to determine if allocations should be rebalanced. Professional managers manage all assets for the Plan and independent consultants assist in attainment of its objectives.

     The Company benefit payments which are based on the same assumptions used to measure the Company benefit obligation at June 30, 2005 are as follows:

            2005                                          $   47,000
            2006                                              56,000
            2007                                             243,000
            2008                                             555,000
            2009                                             658,000
            2010 - 2014                                    1,620,000

NOTE 6.   CONCENTRATIONS

     Financial   instruments   which   potentially   subject   the   Company  to
     concentrations of credit risk consist principally of cash, cash investments and accounts receivable.

     The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in these accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

     Concentration of credit risk with respect to accounts receivable is limited due to the geographic distribution of the entities comprising the Company's customer base. The Company does not require collateral; however, performance bonds are obtained. The Company's contract receivables at June 30, 2005 and 2004 were comprised of 84% from two and three customers, respectively. The Company's revenues earned on contracts for the years ended June 30, 2005 and 2004 were comprised of 63% from three customers, respectively. The Company's accounts payable at June 30, 2005 and 2004 were comprised of 66% from three suppliers, respectively.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7.   INCOME TAXES

     Income tax expense at June 30, consists of the following:

                                                         2005           2004
                                                       ---------      ---------
            Federal
                 Current                               $ 154,689      $ 125,317
                 Deferred                                 36,781       (111,333)
            State - current                                   --             --
                                                       ---------      ---------

                                                       $ 191,470      $  13,984
                                                       =========      =========

     The estimated provision for income tax expense differs from the amount calculated by applying the statutory federal income tax rates to income before taxes due to expenses, which are non-deductible for federal income tax purposes.

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30, are presented below:

                                                                                  2005           2004
                                                                               ---------       ---------
            Deferred tax asset
                 Accrued liabilities for vacation compensation deductible
                 in future periods for tax purposes                            $  36,649       $  31,685

                 Reserve for bad debt deductible in future periods for
                 tax purposes                                                     10,979             779

                 Estimated loss on contracts in progress                              --          47,699
                 Section 263A costs deductible in future periods for tax
                 purposes                                                         35,696          35,875
                                                                               ---------       ---------

                     Total deferred tax asset                                     83,324         116,038

            Deferred tax liability
                 Prepaid pension  costs previously deducted for tax
                 purposes                                                       (450,713)       (461,134)

                 Property and  equipment, principally due difference in
                 depreciation                                                    (34,144)        (19,655)
                                                                               ---------       ---------

                     Total deferred tax liability                               (484,857)       (480,789)
                                                                               ---------       ---------

                     Net deferred tax liability                                ($401,533)      ($364,751)
                                                                               =========       =========

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7.   INCOME TAXES - continued

                                                                                             2005            2004
                                                                                           ---------       ---------
            The net deferred tax asset is classified on the balance sheet as follows:

                     Current deferred tax asset                                            $  83,324       $ 116,038
                     Long-term deferred tax liability                                       (484,857)       (480,789)
                                                                                           ---------       ---------

                         Net deferred tax liability                                        ($401,533)      ($364,751)
                                                                                           =========       =========

NOTE 8.   LINE OF CREDIT

     The Company has a line of credit which bears interest at 6% with a maximum amount available of $1,000,000 which was to mature in October 2006. However, on July 1, 2005 the Company cancelled the line of credit with no penalty. No amounts were owed under this line of credit on June 30, 2005 and 2004. The collateral for this line of credit included substantially all of the Company's assets.

(B)   PRO FORMA FINANCIAL INFORMATION.

            Condensed Consolidated Pro Forma Unaudited
            Balance Sheet as of April 30, 2005
            Condensed Consolidated Pro Forma Unaudited
            Statement of Income for the Nine Months Ended
            April 30, 2005
            Condensed Consolidated Pro Forma Unaudited
            Statement of Losses for the Year Ended July 31,
            2004
            Notes to Condensed Consolidated Pro Forma
            Unaudited Financial Statements


UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On September 7, 2005, American Technology Group, Inc. (the "Company" or "Registrant") through its wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), entered into a Share Purchase Agreement ("Agreement") with the stockholders of North Texas Steel Company, Inc. ("North Texas"). The Registrant is an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, North Texas shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, North Texas is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and North Texas as if the acquisition had occurred as of April 30, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at August 1, 2003 for the pro forma condensed consolidated statement of losses for the year ended July 31, 2004 and the nine months ended April 30, 2005.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of North Texas (including notes thereto) included in this Form.

                         AMERICAN TECHNOLOGY GROUP, INC.
            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET
                                  APRIL 30,2005

                   ASSETS
                                                   American      North Texas
                                                 Technology         Steel
                                                    Group,         Company,          Pro Forma       Pro Forma
                                                     Inc.            Inc.           Adjustments     Consolidated
                                                 ------------    ------------       -----------     ------------
Current assets:
Cash and equivalents                             $     10,657    $  5,199,467       $   200,000(2)   $ 5,410,124
Accounts receivable, net                                   --       5,325,685                          5,325,685
Inventory, net                                             --       1,442,230                          1,442,230
Other current assets                                       --         447,040                            447,040
                                                 ------------    ------------                       ------------
    Total current assets                                   --      12,414,422                         12,625,079

Investments                                                --         101,413                            101,413
Property and equipment, net                                --         915,086                            915,086
Other assets                                               --       1,325,635                          1,325,635
                                                 ------------    ------------                       ------------
                                                 $     10,657    $ 14,756,556                        $14,967,213
                                                 ============    ============                       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Liabilities         $    127,639    $  3,479,431                        $ 3,607,070
Billings in excess of costs                                         1,331,252                          1,331,252
Accrued Interest payable- convertible
Debentures                                            936,021              --          (936,021)(1)
Accrued interest- related party                       227,900              --          (227,900)(1)
Accrued payroll and related liabilities               176,478              --                            176,478
Amounts due to related party                          130,800              --          (130,800)(1)           --
Note Payable- related party                           934,832              --          (934,832)(1)           --
Convertible Debentures                              1,409,511              --        (1,409,511)(1)           --
                                                 ------------    ------------       -----------     ------------

   Total current liabilities                        3,943,181       4,810,683                          5,114,800

Deferred taxes                                             --         484,857                            484,857
Stockholders' equity:
  Preferred stock                                         378              --              2(2)              380
  Common stock                                        103,892         300,000          (300,000)(3)      813,129
                                                                                        709,237(1)

 Additional paid-in-capital                        52,941,367              --           149,998(2)       669,668
                                                                                        300,000(3)
                                                                                      2,929,827(1)
                                                                                       (173,363)(4)
                                                                                    (57,119,757)(5)
                                                                                        141,596(5)
                                                                                     12,500,000(2)
                                                                                    (11,000,000)(5)
Other paid in capital                                 134,846              --          (134,846)(5)           --
Stock subscriptions                                     6,750              --            (6,750)(5)           --
Retained Earnings (Deficit)                       (57,119,757)      9,334,379        (1,450,000)(2)    7,884,379
                                                                                     57,119,757(5)
Less: Treasury stock, at cost                              --        (173,363)          173,363(4)
                                                 ------------    ------------
Total stockholders' equity (deficit)               (3,932,524)      9,461,016
                                                 ------------    ------------
                                                 $     10,657    $ 14,756,556                        $14,967,213
                                                 ============    ============                       ============

See accompanying notes to the proforma unaudited consolidated financial statements

                         AMERICAN TECHNOLOGY GROUP, INC
         CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JULY 31, 2004

                                                              North Texas
                                                American         Steel
                                               Technology       Company,           Pro Forma      Pro Forma
                                               Group, Inc.        Inc.            Adjustments    Consolidated
                                              ------------    ------------        -----------    -------------
Revenue                                       $      4,853    $ 16,590,695                       $  16,595,548
Cost of sales                                        4,288      14,716,639                          14,720,927
                                              ------------    ------------                       -------------
Gross profit                                           565       1,874,056                           1,874,621
Operating expenses:
     Selling, general and administrative           144,630       1,941,723        1,450,000(7)       3,536,353
                                              ------------    ------------                       -------------
Operating income (loss)                           (144,065)        (67,667)                         (1,661,732)
Other Income (Expenses)
  Interest expense                                (340,322)                         340,322(6)
                                                                                 (1,125,000)(6)     (6,625,000)
                                                                                 (5,500,000)(6)
  Interest Income                                       --          61,394                              61,394
  Other                                                 --          50,217                              50,217
                                              ------------    ------------                       -------------
Net income (loss) before income taxes             (484,387)         43,944                          (8,175,121)
Provision for income taxes (benefit)                    --          13,984                                  --
                                              ------------    ------------                       -------------
Net income (loss)                             $   (484,387)   $     29,960                       $  (8,175,121)
                                              ============    ============                       =============

Net income (loss)  per common share           $       (.00)            N/A                       $        (.01)
                                              ============    ============                       =============
(basic and assuming dilution)

Weighted average shares outstanding             99,776,704             N/A                         809,014,396
                                              ============    ============                       =============
    (Basic and diluted)

 See accompanying notes to proforma unaudited consolidated financial statements

                         AMERICAN TECHNOLOGY GROUP, INC
         CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED APRIL 30, 2005

                                                                North Texas
                                                  American         Steel
                                                 Technology       Company,         Pro Forma        Pro Forma
                                                 Group, Inc.        Inc.          Adjustments      Consolidated
                                                ------------    ------------     -------------     -------------
Revenue                                         $      7,385    $ 29,185,489                       $  29,192,874
Cost of sales                                          3,049      26,597,464                          26,600,513
                                                ------------    ------------                       -------------
Gross profit                                           4,336       2,588,025                           2,592,361
Operating expenses:
     Selling, general and administrative             112,713       2,209,245                           2,321,958
                                                ------------    ------------                       -------------
Operating income (loss)                             (108,377)        378,780                             270,403
Other Income (Expenses)
  Interest expense                                  (286,982)                         286,982(6)
                                                                                   (1,245,000)(6)     (1,245,000)
                                                                                   (5,000,000)(6)     (5,000,000)
  Interest Income                                         --          89,717                              89,717
  Other                                              843,158          58,256                             901,414
                                                ------------    ------------                       -------------
Net income before income taxes                       447,799         526,753                          (4,983,466)
Provision for income taxes (benefit)                      --         191,470                                  --
                                                ------------    ------------                       -------------
Net income (loss)                               $    447,799    $    335,283                       $  (4,983,466)
                                                ============    ============                       =============

Net income (loss)  per common share             $        .00             N/A                       $        0.00
(basic and assuming dilution)
Weighted average shares outstanding               99,776,704             N/A                         809,014,396
                                                ============    ============                       =============
    (Basic and diluted)

 See accompanying notes to proforma unaudited consolidated financial statements

                         AMERICAN TECHNOLOGY GROUP, INC.
           NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Registrant and North Texas Steel Company, Inc. ("North Texas") as if the acquisition had occurred as of April 30, 2005 for the pro forma condensed consolidated balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at August 1, 2003 for the pro forma condensed consolidated statement of income for the year and nine months ended July 31, 2004 and April 30, 2005, respectively.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of April 30, 2005 and the pro forma condensed consolidated statement of income for the year and nine months ended July 31, 2004 and April 30, 2005 , respectively.

The fiscal year end of North Texas is June 30 and differs from the Registrant's July 31 year end by less than 93 days, and as result, management has elected to use North Texas's two most recent fiscal year ends in accordance with Rule 11-02
(c) (3) of SEC Regulation S-X.

(1) To record the issuance of 709,237,692 shares of the Registrant's common stock in exchange for $3,639,064 of previously incurred debt.

(2) To record the issuance of $ 12,500,000 of convertible debt and $150,000 of newly designated preferred Series E shares of preferred stock. The convertible debt has been adjusted for the beneficial conversion feature of $12,500,000.

(3) To eliminate North Texas capital structure

(4) To eliminate North Texas previously acquired treasury stock

(5) To eliminate Registrant's accumulated deficit and record recapitalization of Registrant

(6) To record interest expense in connection with debt issuance of $12,500,000 of convertible debt at interest rates of 8.25% to 18 % per annum, and amortization of the beneficial conversion feature over the terms of the convertible debentures.

(7) To record and expense as organization costs $1,450,000 in accordance with SOP 98-5.